                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                                 NCO GROUP, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                 NCO GROUP, INC.
                               507 PRUDENTIAL ROAD
                           HORSHAM, PENNSYLVANIA 19044
                   __________________________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           to be held on May 16, 2005
                   __________________________________________

To the Shareholders of NCO Group, Inc.:

         The 2005 Annual Meeting of Shareholders of NCO Group, Inc. ("NCO" or the "Company") will be held on May 16, 2005 at 9:00 a.m., prevailing time, at the Company's headquarters, located at 507 Prudential Road, Horsham, Pennsylvania, for the purpose of considering and acting upon the following:

         1. To elect two Class III directors to hold office for a term of three years and until each of their respective successors is duly elected and qualified, as more fully described in the accompanying Proxy Statement;

         2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2005; and

         3. To transact such other business as may properly come before the Annual Meeting.

         Only shareholders of record at the close of business on April 6, 2005 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

         If the Annual Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Annual Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Annual Meeting.

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors
                                          /s/ MICHAEL J. BARRIST
                                          MICHAEL J. BARRIST
                                          Chairman of the Board,
                                          President and Chief Executive Officer
Horsham, Pennsylvania
April 15, 2005

                                 NCO GROUP, INC.
                               507 PRUDENTIAL ROAD
                           HORSHAM, PENNSYLVANIA 19044
                                 (215) 441-3000
                   __________________________________________

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                   __________________________________________

         The Board of Directors of NCO Group, Inc. ("NCO" or the "Company") is soliciting proxies for use at the 2005 Annual Meeting of Shareholders (the "Meeting") and any adjournments or postponements thereof. This proxy statement and accompanying proxy card are first being mailed to shareholders on or about April 15, 2005.

            QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

WHEN IS THE MEETING AND WHERE WILL IT BE HELD?

         The Meeting will be held on Monday, May 16, 2005 at 9:00 a.m., prevailing time, at the Company's headquarters, located at 507 Prudential Road, Horsham, Pennsylvania 19044.

WHAT IS THE PURPOSE OF THE MEETING?

         At the Meeting, shareholders will consider and act upon the matters outlined in the Notice of Annual Meeting of Shareholders, including:

         o    the election of two Class III directors;

         o ratification of the appointment of the Company's independent registered public accountants; and

         o    such other business as may properly come before the Meeting.

         The nominees for director are Eric S. Siegel and Ronald J. Naples. Mr. Siegel is currently a Class III director of the Company.

         The Company is not currently aware of any additional matters that will be brought before the Meeting.

WHO IS ENTITLED TO VOTE AT THE MEETING?

         The Board of Directors has set April 6, 2005 as the record date for the Meeting (the "Record Date"). If you were a shareholder of record, as shown on the stock transfer books of the Company, at the close of business on the Record Date, you are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. Each share of NCO common stock, no par value per share (the "Common Stock"), is entitled to one vote on each matter which may be brought before the Meeting.

         On the Record Date, there were 32,081,981 shares of Common Stock issued and outstanding and, therefore, eligible to vote at the Meeting.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

         The holders of a majority of the outstanding shares of Common Stock as of the Record Date must be present, in person or represented by proxy, at the Meeting in order to hold the Meeting and conduct business. This is called a quorum. If you submit a properly executed proxy card, then your shares will be counted as part of the quorum. All shares of the Company's Common Stock present in person or represented by proxy (including broker non-votes) and entitled to vote at the Meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

         If the Meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the Meeting is adjourned for one or more periods aggregating at least 15 days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened Meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the Notice of Annual Meeting.

WHAT VOTE IS REQUIRED FOR THE ELECTION OF DIRECTORS OR FOR A PROPOSAL TO BE APPROVED?

         The election of directors will be determined by a plurality vote and the two nominees receiving the most "for" votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the votes cast on the proposal.

HOW DO I VOTE MY SHARES?

         In order to vote your shares, you may attend the Meeting and vote in person, or vote by proxy. If your shares are held in "street name" (that is, if your stock is registered in the name of your broker, bank or other nominee) and you wish to vote at the Meeting, you will need to contact your broker, bank or other nominee regarding how to vote at the Meeting.

         If you are a registered shareholder (that is, if your stock is registered in your name), you may vote by proxy by completing and signing the enclosed proxy card and returning such card in the postage-paid envelope we have provided you. If you hold your shares through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares.

WHAT IF I DO NOT SPECIFY HOW I WANT MY SHARES VOTED?

         If you submit a signed proxy card but do not indicate how you want your shares voted, the persons named in the enclosed proxy will vote your shares of Common Stock:

         o "for" the election of each of the persons identified below in "Proposal 1: Election of Directors" as nominees for election as directors;

         o "for" ratification of the appointment of Ernst & Young LLP ("E&Y") as the independent registered public accountants of the Company for the year ending December 31, 2005; and

         o with respect to any other matter that properly comes before the Meeting, the proxy holders will vote the proxies in their discretion in accordance with their best judgment and in the manner they believe to be in the best interest of NCO.

IF I ABSTAIN FROM VOTING OR WITHHOLD AUTHORITY TO VOTE FOR ANY PROPOSAL, WILL MY SHARES BE COUNTED IN THE VOTE?

         Under the Pennsylvania Business Corporation Law, an abstention, withholding of authority to vote or broker non-vote will have no effect on the vote and will not be counted in determining whether either proposal has received the required shareholder vote.

CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?

         Yes. You can change your vote at any time before your proxy is voted at the Meeting. If you are a shareholder of record, you may revoke your proxy by:

         o    submitting a later-dated proxy; or

         o attending the Meeting and voting in person. Your attendance alone will not revoke your proxy. You must also vote in person at the Meeting.

         The last vote received chronologically will supercede any prior vote.

         If you hold your shares in street name, you must contact your broker, bank or other nominee regarding how to change your vote.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

         If you receive more than one proxy card, it means that you hold shares that are registered in more than one account. To ensure that all of your shares are voted, you will need to sign and return each proxy card you receive.

WHO PAYS FOR THE COST OF THE SOLICITATION OF PROXIES?

         The Company will bear the cost of this solicitation. In addition to solicitation by mail, officers, directors or employees of the Company may also solicit proxies in person or by telephone or facsimile, without additional compensation. Upon request, the Company will pay the reasonable expenses incurred by record holders of the Company's Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and annual shareholder reports to the beneficial owners of the shares they hold of record.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Company's bylaws provide that the Board of Directors shall consist of not fewer than three nor more than seven directors, with the exact number fixed by the Board of Directors. The Board of Directors currently has fixed the number of directors at six. The bylaws further provide that the Board of Directors shall be classified into three classes, as nearly equal in number as possible. One class of directors is to be elected annually.

         At the Meeting, shareholders will elect two Class III directors, each to serve for a term of three years and until his respective successor is elected and qualified. Unless directed otherwise, the persons named in the enclosed proxy intend to vote such proxy "for" the election of the listed nominees or, in the event of inability of any of the nominees to serve for any reason, for the election of such other person as the Board of Directors may designate to fill the vacancy. The Board of Directors has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.

         The following table sets forth information, as of the Record Date, concerning the Company's directors and the nominees for election to the Board of Directors. The Board of Directors has nominated Eric S. Siegel and Ronald J. Naples to serve as the Class III directors, based upon the recommendation of the Nominating and Corporate Governance Committee. Mr. Siegel currently serves as a director of the Company. Mr. Naples was initially recommended to the Nominating and Corporate Governance Committee as a nominee by a non-management director of the Company. The nominees have consented to being named in the Proxy Statement and to serve if elected.

                                                                             DIRECTOR   TERM
                  NAME             AGE                POSITION                SINCE    EXPIRES
---------------------------------  ---  -----------------------------------  --------  -------
Michael J. Barrist...............   44  Chairman of the Board, President       1986      2006
                                        and Chief Executive Officer
William C. Dunkelberg, Ph.D......   62  Director                               2000      2007
Ronald J. Naples (1).............   59  Nominee for Director                     --        --
Leo J. Pound ....................   50  Director                               2000      2006
Eric S. Siegel (1)...............   48  Lead Director                          1996      2005
Allen F. Wise ...................   62  Director                               1996      2007

____________________________

(1) Nominee for director.


         The table above does not contain information regarding Charles C. Piola, Jr., a current Class III director, whose term of office will not continue after the Meeting.


         The following information about the Company's directors is based, in part, upon information supplied by such persons.

         Michael J. Barrist has served as Chairman of the Board, President and Chief Executive Officer of the Company since purchasing the Company in 1986. Mr. Barrist was employed by U.S. Healthcare, Inc., a managed health care company, from 1984 to 1986, most recently as Vice President of Operations, and was employed by Gross & Company, a certified public accounting firm, from 1980 through 1984. Mr. Barrist is a certified public accountant.

         William C. Dunkelberg, Ph.D. was appointed to the Board of Directors of the Company in September 2000. Dr. Dunkelberg is currently Professor of Economics at the Fox School of Business and Management at Temple University, where he served as Dean from 1987 through 1994 and as Director of the Center for the Advancement and Study of Entrepreneurship from 1991 through 1994. Prior to that, Dr. Dunkelberg was a Professor of Economics and Management at Purdue and Stanford Universities. In addition, Dr. Dunkelberg has served as the Chief Economist for the National Federation of Independent Business, an advocacy organization representing small and independent businesses, since 1971.

         Ronald J. Naples has been the Chief Executive Officer of Quaker Chemical Corporation, a specialty chemical company, since October 1995 and has been Chairman of the Board of Directors of Quaker Chemical Corporation since May 1997. Mr. Naples was Chief Executive Officer of the Hunt Corporation, a manufacturer and marketer of office and graphic art products, from 1981 to 1995 and was Chairman of the Hunt Corporation from 1987 to 1995. Mr. Naples is also a director of P. H. Glatfelter Company.

         Leo J. Pound was appointed to the Board of Directors of the Company in September 2000. Since July 2000, Mr. Pound has been a Principal of Pound Consulting, which provides management consultant services to both public and private enterprises. From February 1999 to July 2000, Mr. Pound was Chief Financial Officer of Marble Crafters, a stone importer and fabricator. From October 1995 to February 1999, he was Chief Financial Officer of Jos. H. Stomel & Sons, a wholesale distributor. Mr. Pound is a certified public accountant and a member of the American and Pennsylvania Institutes of Certified Public Accountants.

         Eric S. Siegel was appointed to the Board of Directors of the Company in December 1996 and was appointed the Lead Director of the Company's Board of Directors in May 2004. Mr. Siegel has been President of Siegel Management Company, a management consulting firm, since 1983. Since 1981, Mr. Siegel has been an adjunct faculty member at the Wharton School of the University of Pennsylvania. Mr. Siegel is also a director of Astea International Inc.

         Allen F. Wise was appointed to the Board of Directors of the Company in December 1996. Mr. Wise has been a director of Coventry Heath Care, Inc., a managed health care company, or its predecessor, since October 1996 and was the President and Chief Executive Officer of Coventry Health Care, Inc. from October 1996 until his retirement in January 2005. From October 1995 to October 1996, he was Executive Vice President of UnitedHealth Group, Incorporated, a managed health care company. From October 1994 to October 1995, he was Executive Vice President of MetraHealth Companies, Inc., a managed health care company that was acquired by UnitedHealth Group, Incorporated in October 1995. From January 1994 to October 1994, he was President and Chief Executive Officer of Wise Health System, a health care investment company. From 1991 to 1994, Mr. Wise was President and Chief Executive Officer of Keystone Health Plan, a managed health care company, and also Chief Operating Officer of Independence Blue Cross, a health care insurance company located in Philadelphia, Pennsylvania. Mr. Wise was Vice President of U.S. Healthcare, Inc. from 1985 to 1991.

INDEPENDENCE

         The Board of Directors has determined that the following directors, constituting a majority of the members of the Board, are independent as defined in the applicable listing standards of the Nasdaq Stock Market: William C. Dunkelberg, Leo J. Pound, Eric S. Siegel and Allen F. Wise. In addition, the Board of Directors has determined that Ronald J. Naples, a nominee for director, would qualify as independent under the applicable listing standards of the Nasdaq Stock Market.

COMMUNICATION WITH THE BOARD

         Shareholders may communicate with the Board of Directors, including the independent directors, by sending a letter to an individual director or to the NCO Group, Inc. Board of Directors, c/o Joshua Gindin, Esq., Corporate Secretary, NCO Group, Inc., 507 Prudential Road Horsham, Pennsylvania 19044. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit your correspondence to the Lead Director or to any specific director to whom the correspondence is directed.

LEAD DIRECTOR

         In May 2004, the Board of Directors appointed Eric S. Siegel to act as the Company's Lead Director. As Lead Director, Mr. Siegel will, among other things, organize and preside over executive sessions of the independent directors, preside over meetings of the Board of Directors in the absence of the Chairman of the Board, act as the principal liaison between management and the other independent directors and assist the Chairman of the Board in scheduling meetings and establishing the agenda for meetings.

ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS

         The Board of Directors has an informal policy that all of the directors should attend the annual meeting of shareholders, absent exceptional cause. All directors attended the 2004 annual meeting of shareholders.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

         The Board of Directors of NCO held eight meetings during 2004. The Audit Committee held four meetings, the Compensation Committee held three meetings and the Nominating and Corporate Governance Committee held three meetings during 2004. During 2004, each of the directors attended at least 75% of all of the meetings of the Board of Directors and all of the meetings of all committees of the Board of Directors on which such director served.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company has a standing Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee.

         COMPENSATION COMMITTEE. The Board of Directors has appointed a Compensation Committee to:

         o formulate, evaluate and approve the compensation of the Company's officers;

         o oversee all compensation programs involving the issuance of the Company's stock and other equity securities of the Company;

         o prepare a report on executive compensation for inclusion in the Company's annual proxy statement in accordance with SEC regulations.

         The Compensation Committee currently consists of Messrs. Wise (Chairman), Dunkelberg and Siegel. The Board of Directors has determined that each member of the Compensation Committee is independent as defined in the applicable listing standards of the Nasdaq Stock Market. The Report of the Compensation Committee begins on page 15 of this Proxy Statement.

         AUDIT COMMITTEE. The Board of Directors has appointed an Audit Committee to:

         o    engage the Company's independent registered public accountants;

         o oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;

         o prepare an audit committee report for inclusion in the Company's annual proxy statement in accordance with SEC regulations;

         o pre-approve the professional services provided by the independent registered public accountants; and

         o review the independence of the independent registered public accountants.

         The responsibilities of the Audit Committee are further described in the Audit Committee Charter adopted by the Audit Committee and the Board of Directors, a copy of which is attached as Appendix A to the Company's definitive proxy statement relating to the 2004 annual meeting of shareholders. The Audit Committee currently consists of Messrs. Pound (Chairman ), Siegel and Wise. The Board of Directors has determined that each member of the Audit Committee is independent as defined in the applicable listing standards of the Nasdaq Stock Market and SEC regulations. In addition, the Board of Directors of the Company has determined that Mr. Pound qualifies as an "audit committee financial expert" as that term is defined in SEC regulations. The Report of the Audit Committee begins on page 10 of this Proxy Statement.

         The Company is a member of the Association of Audit Committee Members, Inc., a not-for-profit organization devoted to developing national best practices for audit committees.

         NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The Board of Directors has appointed a Nominating and Corporate Governance Committee to:

         o identify individuals qualified to become members of the Board of Directors consistent with the criteria approved by the Nominating and Corporate Governance Committee;

         o consider nominations made by shareholders in accordance with the Company's bylaws;

         o select, or recommend to the Board of Directors, the director nominees for each annual meeting of shareholders;

         o develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company; and

         o oversee the evaluations of the Board of Directors and senior management (in conjunction with the Compensation Committee).

         The Nominating and Corporate Governance Committee currently consists of Messrs. Dunkelberg (Chairman), Pound, Siegel and Wise. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent as defined in the applicable listing standards of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee recommended the nomination of the directors who are standing for election at the Meeting. A copy of the Nominating and Corporate Governance Committee's Charter is currently available on the Company's website at www.ncogroup.com/investors/governance.aspx.

DIRECTOR NOMINATION PROCESS

         DIRECTOR QUALIFICATIONS. The Nominating and Corporate Governance Committee has the sole authority to select, or to recommend to the Board of Directors, the Board of Director nominees to be considered for election as a director. Nominees for director must be at least 21 years old. Nominees for director will be selected on the basis of outstanding achievement in their careers; broad experience; education; independence under applicable rules of the Nasdaq Stock Market and the SEC; financial expertise; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to board and committee duties. The proposed nominee should have sufficient time to devote their energy and attention to the diligent performance of the director's duties, including attendance at board and committee meetings and review of the Company's financial statements and reports, SEC filings and other materials. Finally, the proposed nominee should be free of conflicts of interest that could prevent such nominee from acting in the best interest of the Company's shareholders. Additional special criteria apply to directors being considered to serve on a particular committee of the Board. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand the Company's financial statements.

         DIRECTOR NOMINEE SELECTION PROCESS. In the case of an incumbent director whose term of office expires, the Nominating and Corporate Governance Committee reviews such director's service to the Company during the past term, including, but not limited to, the number of board and committee meetings attended, quality of participation and whether the candidate continues to meet the general qualifications for a director outlined above, including the director's independence, as well as any special qualifications required for membership on any committees on which such director serves. When a member of the Nominating and Corporate Governance Committee is an incumbent director eligible to stand for re-election, such director will not participate in that portion of the Nominating and Corporate Governance Committee meeting at which such director's potential nomination for election as a director is discussed by the Nominating and Corporate Governance Committee.

         In the case of a new director candidate, the selection process for director candidates includes the following steps:

         o identification of director candidates by the Nominating and Corporate Governance Committee based upon suggestions from current directors and executives and recommendations received from shareholders;

         o    possible engagement of a director search firm;

         o interviews of candidates by the Nominating and Corporate Governance Committee;

         o reports to the Board of Directors by the Nominating and Corporate Governance Committee on the selection process;

         o recommendations by the Nominating and Corporate Governance Committee; and

         o formal nominations by the Board of Directors for inclusion in the slate of directors at the annual meeting.

         The Nominating and Corporate Governance Committee will consider properly submitted shareholder recommendations for director candidates. Director candidates recommended by shareholders are given the same consideration as candidates suggested by directors and executive officers. Under the Company's bylaws, a shareholder who desires to nominate directors for election at the Company's shareholders meeting must comply with the procedures summarized below under "Shareholder Nominations."

         SHAREHOLDER NOMINATIONS. Under the Company's bylaws, a shareholder who desires to nominate directors for election at the Company's annual shareholders meeting must comply with the procedures summarized below:

         o shareholder nominations for directors to be elected, which have not been previously approved by the Board of Directors, must be submitted to the Corporate Secretary Joshua Gindin, Esq., at NCO Group, Inc., 507 Prudential Road Horsham, Pennsylvania 19044 not later than the latest date by which shareholder proposals must be submitted to the Company for inclusion in the proxy statement pursuant to SEC Rule 14a-8;

         o shareholder nominations must be in writing and sent either by personal delivery, nationally recognized express mail or U.S. mail, postage prepaid;

         o    each shareholder nomination must set forth the following:

              o the name and address of the shareholder making the nomination and the person(s) nominated;

              o a representation that the shareholder is a holder of record of voting stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to vote for the person(s) nominated;

              o a description of all arrangements and understandings between the shareholder and each nominee and any other person(s), naming such person(s), pursuant to which the nomination was submitted by the shareholder;

              o such other information regarding the shareholder nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Board of Directors; and

              o the consent of each nominee to serve as a director if so elected.

All nominations which are late or non-conforming will be rejected by the Company.

         The deadline for submitting the letter recommending a prospective director nominee for the 2006 annual meeting of shareholders is December 19, 2005. The Company's bylaws are available, at no cost, at the SEC's website, www.sec.gov, as Exhibit 3.4 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 or upon the shareholder's written request directed to the Corporate Secretary at the address given above.

DIRECTOR COMPENSATION

         Each director of the Company who is not also an employee receives an annual fee of $35,000, plus reimbursement of expenses incurred in attending board and committee meetings. In addition, members of the Compensation Committee receive an annual fee of $5,000, members of the Nominating and Corporate Governance Committee receive an annual fee of $5,000 and members of the Audit Committee receive an annual fee of $10,000. Mr. Pound also receives an additional annual fee of $30,000 for his services as Chairman of the Audit Committee.

         Pursuant to the Company's Director Plan, as amended, each person who is first elected or appointed to serve as a non-employee director of the Company automatically is granted an option to purchase 15,000 shares of Common Stock at the fair market value of the Common Stock on the date of the grant and each person who is re-elected or continues as a non-employee director at each subsequent annual meeting of shareholders automatically is granted an option to purchase 3,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant. Each of Messrs. Dunkelberg, Pound, Siegel and Wise received an option to purchase 3,000 shares of Common Stock, at an exercise price of $22.72 per share, immediately following the 2004 annual meeting of shareholders. In addition, each of Messrs. Dunkelberg, Pound, Siegel (assuming that he is re-elected at the Meeting) and Wise will receive an option to purchase 3,000 shares of Common Stock and Mr. Naples (assuming that he is elected at the Meeting) will receive an option to purchase 15,000 shares of Common Stock, immediately following the Meeting. All options granted under the Director Plan become exercisable one year after the date of grant, except that they become immediately exercisable upon a "change in control" as defined in the Director Plan, and, unless terminated earlier by the terms of the option, expire ten years after the date of grant. Upon the exhaustion of shares available under the Director Plan, the Company will issue the same number of options under the 2004 Plan to non-employee directors as described above.

         Pursuant to the Company's 2004 Plan, each non-employee director automatically receives an annual restricted stock award of 3,000 shares (4,500 shares in the case of the Audit Committee Chairman). Directors who are first elected or appointed to the Board of Directors at any time other than at an annual meeting of shareholders will receive a prorated restricted stock award upon their initial election or appointment and will be eligible to receive annual grants of 3,000 shares at each annual meeting of shareholders thereafter. In lieu of restricted stock awards, the Company may issue restricted stock units or other equity compensation available under the 2004 Plan on similar terms. Pursuant to the initial adoption of the 2004 Plan, each of Messrs. Dunkelberg, Siegel and Wise received an award of 6,000 restricted stock units and Mr. Pound received an award of 9,000 restricted stock units, following the 2004 annual meeting of shareholders. In addition, each of Messrs. Dunkelberg, Siegel (assuming that he is re-elected at the Meeting) and Wise will receive an award of 3,000 restricted stock units, Mr. Pound will receive an award of 4,500 restricted stock units and Mr. Naples (assuming that he is elected at the Meeting) will receive an award of 3,000 restricted stock units, immediately following the Meeting. Generally, restricted stock awards are granted to the non-employee directors for no additional consideration and all restrictions will lapse one year after the date of grant or earlier upon a change of control.

AUDIT COMMITTEE REPORT

         The Audit Committee has reviewed and discussed the audited financial statements and financial reporting process with both the Company's management and E&Y, the Company's independent registered public accountants. The Audit Committee also discussed with E&Y, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." The Audit Committee has received the written disclosures and letter from E&Y required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with E&Y their independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

                               THE AUDIT COMMITTEE
                                  Leo J. Pound
                                  Eric S. Siegel
                                  Allen F. Wise

CODE OF ETHICS AND CONDUCT

         The Company has adopted a Code of Ethics and Conduct that applies to all of its directors and employees including the Company's principal executive officer, principal financial officer, principal accounting officer and all employees performing similar functions. The Company's Code of Ethics and Conduct is available from the Company, free of charge. Requests for a copy of the Code of Ethics and Conduct should be directed to: Joshua Gindin, Esq., Corporate Secretary, NCO Group, Inc., 507 Prudential Road Horsham, Pennsylvania 19044. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to a provision of its Code of Ethics and Conduct by posting such information on the Company's website www.ncogroup.com.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth as of the Record Date, certain information regarding the beneficial ownership of the Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the Common Stock; (ii) each of the Company's directors and nominees for director; (iii) each executive officer of the Company named in the Summary Compensation Table; and (iv) the Company's directors and executive officers as a group. Except as otherwise indicated, to the knowledge of the Company, the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares.

                                                           SHARES BENEFICIALLY OWNED (1)
                                                          -------------------------------
NAME OF BENEFICIAL OWNER                                       NUMBER         PERCENT
-------------------------------------------------------   --------------- ---------------
Michael J. Barrist (2).................................         2,413,783            7.4%
Dimensional Fund Advisors Inc. (3) ....................         2,065,561            6.4%
William C. Dunkelberg, Ph. D. (4)......................            32,400              *
Stephen W. Elliott (5).................................           208,333              *
Franklin Resources, Inc. (6)...........................         2,466,102            7.7%
Joshua Gindin, Esq. (7)................................           501,478            1.6%
Steven Leckerman (8)...................................           163,886              *
Ronald J. Naples.......................................                 -              *
Charles C. Piola, Jr.(9)...............................           522,973            1.6%
Leo J. Pound (10)......................................            36,000              *
Eric S. Siegel (11)....................................            66,129              *
Steven L. Winokur (12).................................           403,905            1.2%
Allen F. Wise (13).....................................            46,500              *
All directors and executive officers as a group
  (14 persons) (14)....................................         4,349,110           12.8%

_____________________________

*Less than one percent.

(1) The securities "beneficially owned" by a person are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the SEC and, accordingly, include securities as to which the person has or shares voting or investment power. Shares of Common Stock which a person has the right to acquire within 60 days of the Record Date are deemed outstanding for computing the share ownership and percentage ownership of the person having such right, but are not deemed outstanding for computing the percentage of any other person. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Includes: (i) 173,288 shares of Common Stock owned by Mrs. Annette Barrist which Mr. Barrist has the sole right to vote pursuant to an irrevocable proxy and for which he shares dispositive power with her; (ii) 76,744 shares held in trust for the benefit of members of Mrs. Annette Barrist's or Mr. Barrist's family for which Mr. Barrist is a co-trustee; and (iii) 592,932 shares issuable upon the exercise of options. Excludes (i) 152,535 shares held in trust for the benefit of Mr. Barrist's children; and (ii) 112,275 shares held for the benefit of Mr. Barrist's children by the Michael J. Barrist 2001 Grantor Retained Annuity Trust, for which Mr. Barrist's spouse is a co-trustee, as to all of which shares Mr. Barrist disclaims beneficial ownership. Mrs. Annette Barrist is the mother of Michael J. Barrist. Mr. Barrist's address is c/o NCO Group, Inc., 507 Prudential Road, Horsham, Pennsylvania 19044.

(3) Based upon a Schedule 13G/A filed with the SEC on February 9, 2005. According to the Schedule 13G/A, Dimensional Fund Advisors Inc. ("DFA") is an investment advisor to registered investment companies and an investment manager to certain other commingled group trusts and separate accounts, and the shares reported on the Schedule 13G/A are beneficially owned by such investment companies, group trusts or other accounts. DFA disclaimed beneficial ownership of all of the shares reported in the Schedule 13G/A. The address of DFA is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(4) Includes: (i) 24,000 shares issuable upon the exercise of options; and (ii) 6,000 restricted stock units which vest in full on June 2, 2005.

(5)  Represents shares issuable upon the exercise of options.

(6) Based, in part, upon a Schedule 13G/A filed with the SEC on February 14, 2005. The Schedule 13G/A also included Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. as beneficial owners. Each of Charles B. Johnson and Rupert H. Johnson, Jr. are principal shareholders of Franklin Resources, Inc. ("FRI"). Franklin Advisers, Inc. is an indirect wholly owned investment adviser subsidiary of FRI. According to the
     Schedule 13G/A, FRI is a holding company and the securities reported as beneficially owned by FRI, Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. are beneficially owned by one or more closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of FRI. Such investment advisory subsidiaries have investment and/or voting power with respect to such shares. The address of FRI, Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. is One Franklin Parkway, San Mateo, CA 94403. Shares beneficially owned do not include 151,850 shares issuable upon the conversion of the Company's 4.75% convertible subordinated notes.

(7) Includes: (i) 152,535 shares held in trust for the benefit of Mr. Barrist's children for which Mr. Gindin is co-trustee; (ii) 74,160 shares held in trust for the benefit of Mr. Piola's children for which Mr. Gindin is trustee; (iii) 76,744 shares held in trust for the benefit of members of Mrs. Annette Barrist or Mr. Barrist's family for which Mr. Gindin is co-trustee; (iv) 1,500 shares held in trust for the benefit of members of Mrs. Annette Barrist's family for which Mr. Gindin is trustee; (v) 1,000 shares held in custody for the benefit of Mr. Gindin's children for which Mr. Gindin is custodian; (vi) 193,002 shares issuable upon exercise of options; and (vii) 537 shares allocated to Mr. Gindin's account under the Company's 401(k) Plan. Excludes 1,500 shares owned by Mr. Gindin's spouse, as to which Mr. Gindin disclaims beneficial ownership.

(8) Includes: (i) 163,334 shares issuable upon exercise of options; and (ii) 552 shares allocated to Mr. Leckerman's account under the Company's 401(k) Plan.

(9) Includes 37,000 shares issuable upon the exercise of options. Excludes 74,160 shares held in trust for the benefit of Mr. Piola's children, as to which Mr. Piola disclaims beneficial ownership.

(10) Includes: (i) 27,000 shares issuable upon the exercise of options; and (ii) 9,000 restricted stock units which vest in full on June 2, 2005. Excludes
     (i) 380 shares owned by Mr. Pound's spouse; and (ii) 776 shares owned by Mr. Pound's spouse and minor child, as to all of which shares Mr. Pound disclaims beneficial ownership.

(11) Includes: (i) 57,129 shares issuable upon the exercise of options; and (ii) 6,000 restricted stock units which vest in full on June 2, 2005.

(12) Includes: (i) 152,535 shares held in trust for the benefit of Mr. Barrist's children for which Mr. Winokur is a co-trustee; (ii) 249,570 shares issuable upon the exercise of options; and (iii) 300 shares held in custody for the benefit of Mr. Winokur's children for which Mr. Winokur is custodian.

(13) Includes: (i) 40,500 shares issuable upon the exercise of options; and (ii) 6,000 restricted stock units which vest in full on June 2, 2005.

(14) Includes: (i) 173,288 shares of Common Stock owned by Mrs. Annette Barrist which Mr. Barrist has the sole right to vote pursuant to an irrevocable proxy and for which he shares dispositive power with her; (ii) 76,744 shares held in trust for the benefit of members of Mrs. Annette Barrist's or Mr. Barrist's family for which Mr. Barrist and Mr. Gindin are co-trustees; (iii) 152,535 shares held in trust for the benefit of Mr. Barrist's children for which Mr. Winokur and Mr. Gindin are co-trustees;
     (iv) 74,160 shares held in trust for the benefit of Mr. Piola's children for which Mr. Gindin is trustee; (v) 1,500 shares held in trust for the benefit of members of Mrs. Annette Barrist's family for which Mr. Gindin is trustee; (vi) 1,000 shares held in custody for the benefit of Mr. Gindin's children for which Mr. Gindin is custodian; (vii) 300 shares held in custody for the benefit of Mr. Winokur's children for which Mr. Winokur is custodian; (viii) an aggregate of 1,770,802 shares issuable upon the exercise of options; (ix) 1,089 shares allocated to the accounts of executive officers of the Company under the Company's 401(k) Plan; and (x) an aggregate of 27,000 restricted stock units which vest in full on June 2, 2005.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's executive officers, directors and greater than ten percent beneficial shareholders were complied with during the year ended December 31, 2004, except that (i) Michael J. Barrist did not timely file a Form 5 related to a 2003 gift transaction; and (ii) Paul J. Burkitt, former Executive Vice President, Sales and Marketing of NCO, did not timely file two Form 4s, one of which related to the exercise of a stock option and the sale of the stock acquired thereby in eleven transactions, the other of which related to Mr. Burkitt's receipt of NCO Common Stock and options in exchange for RMH Teleservices, Inc common stock and options in connection with NCO's acquisition of RMH. Each of the reports was subsequently filed with the SEC.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

         The Compensation Committee administers NCO's executive compensation program. In this regard, the role of the Compensation Committee is to oversee NCO's compensation plans and policies, annually review and determine all executive officers' compensation, and administer NCO's equity compensation plans (including reviewing and approving equity compensation awards to executive officers). The Compensation Committee's charter reflects these various responsibilities. The Compensation Committee's membership is determined by the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee and is composed entirely of independent directors.

         The Compensation Committee meets at scheduled times during the year, and it also considers and takes action by written consent. The Compensation Committee Chairman reports on committee actions and recommendations at board meetings. In addition, the Compensation Committee has the authority to engage the services of outside advisers, experts and others to assist the Compensation Committee. For the past two years, the Compensation Committee has directly engaged outside consultants to assist the Compensation Committee in its review of the compensation for the executive officers.

         EXECUTIVE COMPENSATION POLICIES. The policies of the Company's compensation program with respect to executive officers are:

         o to provide compensation that will attract and retain superior executive talent;

         o to support the achievement of the goals contained in the Company's annual plan by linking a portion of the executive officer's compensation to the achievement of such goals; and

         o to enhance shareholder value by the use of stock options and other forms of equity compensation to further align the interests of the executive officers with those of shareholders.

         COMPONENTS OF EXECUTIVE COMPENSATION. The Company's executive officer compensation program is comprised of base salary, annual incentive compensation, long-term incentive compensation in the form of stock options, restricted stock awards, restricted stock units or other equity compensation, and various benefits, including those benefits that are generally available to all full-time employees of the Company, such as participation in group medical and life insurance plans and a 401(k) plan. Each of the executive officers is also granted the use of an automobile leased by the Company at prices ranging from $1,200 to $1,800 per month or receives a monthly cash allowance for an equivalent amount. In addition, certain executive officers participate in the Company's Executive Salary Continuation Plan that provides beneficiaries of participants with a salary continuation benefit in the event of the participant's death while employed by the Company. The Company seeks to be competitive with compensation programs offered by companies of a similar size within similar industries based on formal and informal surveys conducted by the Company.

         Prior to March 26, 2004, the Company owned approximately 63% of the outstanding common stock of NCO Portfolio Management, Inc. ("NCO Portfolio"). On March 26, 2004, the Company acquired the minority interest of NCO Portfolio and NCO Portfolio became a wholly owned subsidiary of the Company. Prior to the acquisition, Mr. Barrist also served as President and Chief Executive Officer of NCO Portfolio, Mr. Gindin also served as Executive Vice President and General Counsel of NCO Portfolio and Mr. Winokur also served as an employee of NCO

Portfolio. Prior to that acquisition, the compensation committee of NCO Portfolio determined the compensation payable to Messrs. Barrist, Gindin and Winokur in their capacities as officers and/or employees of NCO Portfolio.

         BASE SALARY. Generally, the Company enters into long-term employment agreements with each of its executive officers that establish, among other things, minimum base salary levels and incentive compensation arrangements. The Company attempts to set minimum base salary levels at amounts designed to be competitive with executive positions at similarly situated companies. Such base salaries are adjusted each year at the discretion of the Compensation Committee. In accordance with the terms of each of the executive officers employment agreements, the minimum annual adjustment to each base salary shall be in accordance with the Consumer Price Index ("CPI"). During 2000 and 2003, an independent compensation consultant assisted the Compensation Committee with its review of executive officer compensation levels. Under their employment agreements, as amended and after giving effect to raises they have received subsequent to those agreements, Messrs. Barrist, Elliott, Gindin, Leckerman and Winokur are entitled to receive annual base salaries for 2005 of $711,504, $300,000, $300,000, $400,000 and $400,000, respectively. Information concerning base salaries paid to these executive officers in 2004 is set forth in the Summary Compensation Table.

         ANNUAL INCENTIVE COMPENSATION. The Company's executive officers, including Messrs. Barrist, Elliott, Gindin, Leckerman, and Winokur generally receive such annual bonuses as are determined by the Compensation Committee. These bonuses are based on attaining certain performance goals, including, but not limited to earnings per share growth, as are determined by the Compensation Committee and are payable in a combination of cash and deferred stock units. No executive officer of the Company received bonus compensation during 2004 because the Company did not meet the goals set by the Compensation Committee.

         EQUITY COMPENSATION. The Company uses the 2004 Plan as a long-term incentive plan for executive officers. The purposes of the 2004 Plan are to attract and promote the long-term retention of key employees, directors and certain other persons who are in a position to make significant contributions to the success of the Company, to reward these employees, directors and other persons for their contributions, to provide additional incentive to such employees, directors and other persons to continue making similar contributions and to further align the interests of these employees, directors and other persons with those of the Company's shareholders. The 2004 Plan authorizes the Compensation Committee to award stock options, restricted stock awards, restricted stock units or other equity compensation to the Company's executive officers. Information concerning option grants and awards of restricted stock units to certain executive officers in 2004 is set forth in the Summary Compensation Table.

         DETERMINATION OF COMPENSATION OF CHIEF EXECUTIVE OFFICER. In his capacity as President and Chief Executive Officer of NCO, Mr. Barrist's annual base salary in 2004 was $683,622, including salary paid by NCO Portfolio. The Compensation Committee raised Mr. Barrist's annual base salary to $711,504 per year, effective January 1, 2005 in accordance with the CPI. In addition, the Compensation Committee approved the personal use by Mr. Barrist of 25 hours per year of an aircraft partly owned by the Company in lieu of any increase in his base compensation other than the CPI adjustment. Previously, Mr. Barrist reimbursed the Company for his personal use of the aircraft based on the Company's actual operating costs plus the hourly cost equivalent for the monthly management fee, interest and depreciation. Mr. Barrist will continue to reimburse the Company for any personal use of the aircraft in excess of 25 hours per year.

         POLICY WITH RESPECT TO SECTION 162(M) OF THE INTERNAL REVENUE CODE. Generally, Section 162(m) of the Internal Revenue Code of 1986, and the regulations promulgated thereunder (collectively, "Section 162(m)"), denies a deduction to any publicly held corporation, such as the Company, for certain compensation exceeding $1,000,000 paid during each calendar year to each of the chief executive officer and the four other highest paid executive officers, excluding, among other things, certain qualified performance-based compensation. The Compensation Committee believes that Section 162(m) will not have a material adverse effect on the Company in 2005.

                           THE COMPENSATION COMMITTEE
                          William C. Dunkelberg, Ph.D.
                                 Eric S. Siegel
                                  Allen F. Wise

SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation earned during each of the last three years by the Chief Executive Officer and the four other most highly compensated executive officers of the Company whose aggregate salaries and bonuses exceeded $100,000 for services rendered in all capacities to the Company during 2004.

                                            ANNUAL COMPENSATION   LONG-TERM COMPENSATION AWARDS
                                           ---------------------  ------------------------------
                                                                    RESTRICTED
                                                                      STOCK         SECURITIES
            NAME AND                                                 AWARD(S)       UNDERLYING        ALL OTHER
       PRINCIPAL POSITION          YEAR     SALARY($)   BONUS($)      ($)(1)       OPTIONS (#)    COMPENSATION($)(2)
--------------------------------  ------   -----------  --------  --------------  --------------  ------------------
Michael J. Barrist (3)..........   2004        683,622        --       1,506,397          85,414               8,924
  Chairman of the Board,           2003        668,889   241,022              --         100,000               7,164
  President and Chief Executive    2002        656,433        --              --              --              44,238
  Officer

Stephen W. Elliott..............   2004        274,604        --          201,701          11,436              10,275
  Executive Vice President,        2003        268,686    72,609               --          20,000               9,102
  Information Technology and       2002        263,682    50,000               --          30,000               2,779
  Chief Information Officer

Joshua Gindin, Esq. (4).........   2004        278,871        --          204,831          11,614               6,776
  Executive Vice President         2003        272,862    78,451               --          20,000               5,437
  and General Counsel              2002        267,780    50,000               --          30,000               6,768

Steven Leckerman ...............   2004        331,858        --          487,510          27,642               5,534
  Executive Vice President,        2003        321,848   117,000               --          20,000               6,125
  Chief Operating Officer -        2002        256,750    50,000               --          30,000               8,726
  Accounts Receivable
  Management, North America

Steven L. Winokur (5)...........   2004        335,221        --          492,428          27,921               8,023
  Executive Vice President,        2003        327,999    93,350               --          20,000               6,516
  Chief Financial Officer and      2002        321,889    50,000               --          30,000               7,582
  Chief Operating Officer -
  Shared Services

__________________________

(1)  On July 28, 2004, the Company awarded 60,644, 8,120, 8,246, 19,626 and
     19,824 restricted stock units to Messrs. Barrist, Elliot, Gindin, Leckerman and Winokur, respectively. Each of the restricted stock units granted vest in full on the earlier of (i) July 28, 2009, (ii) the achievement of conditions set forth in each respective grant or (iii) a change of control of the Company. Holders of restricted stock units do not receive dividends or exercise voting rights on their restricted stock units until they are released from restriction. The last sale price of the Common Stock on July 28, 2004 was $24.84 per share. As of December 31, 2004, none of the restricted stock units granted had vested. Based on the last sale price of the Common Stock on December 31, 2004 of $25.85 per share, the market value, as of such date, of the unvested restricted stock units held by Messrs. Barrist, Elliot, Gindin, Leckerman and Winokur was: $1,567,647, $209,902, $213,159, $507,332 and $512,450, respectively.

(2) For 2004, included: (i) the Company matching contribution under the 401(k) Profit Sharing Plan of $3,250, $3,250, $3,250 and $3,250 for Messrs. Barrist, Elliot, Gindin and Winokur, respectively; and (ii) premiums for disability and life insurance policies paid by the Company of $5,674, $7,025, $3,526, $5,534 and $4,773 for the benefit of Messrs. Barrist, Elliot, Gindin, Leckerman, and Winokur, respectively.

(3) Mr. Barrist's salary includes salary paid by NCO Portfolio of $28,685 for 2004, $104,649 for 2003, and $102,700 for 2002. Mr. Barrist's bonus includes bonus paid by NCO Portfolio of $37,708 in 2003. "Securities Underlying Options" does not include options to purchase 25,000 shares of NCO Portfolio common stock granted to Mr. Barrist by NCO Portfolio in 2003 for services provided to NCO Portfolio in 2002.

(4) Mr. Gindin's salary includes salary paid by NCO Portfolio of $14,342 for 2004, $52,324 for 2003, and $51,350 for 2002. Mr. Gindin's bonus includes bonus paid by NCO Portfolio of $18,854 in 2003. "Securities Underlying Options" does not include options to purchase 15,000 shares of NCO Portfolio common stock granted to Mr. Gindin by NCO Portfolio in 2003 for services provided to NCO Portfolio in 2002.

(5) Mr. Winokur's salary includes salary paid by NCO Portfolio of $14,342 for 2004, $52,324 for 2003, and $51,350 for 2002. Mr. Winokur's bonus includes bonus paid by NCO Portfolio of $18,854 in 2003. "Securities Underlying Options" does not include options to purchase 15,000 shares of NCO Portfolio common stock granted to Mr. Winokur by NCO Portfolio in 2003 for services provided to NCO Portfolio in 2002.

OPTION GRANTS IN 2004

         The following table sets forth certain information concerning stock options granted during 2004 to each of the executive officers of the Company named in the Summary Compensation Table. All options were granted on July 28, 2004 at the fair market value of the Common Stock on the date of grant and become exercisable in three equal annual installments beginning one year after the date of grant.

                                                                                   POTENTIAL REALIZABLE VALUE
                                                                                   AT ASSUMED ANNUAL RATES OF
                                                                                  STOCK PRICE APPRECIATION FOR
                                             INDIVIDUAL GRANTS                           OPTION TERM (1)
                           -----------------------------------------------------  ----------------------------
                            NUMBER OF      PERCENT OF
                            SECURITIES    TOTAL OPTIONS
                            UNDERLYING     GRANTED TO     EXERCISE
                             OPTIONS      EMPLOYEES IN    PRICE PER   EXPIRATION
          NAME               GRANTED     FISCAL YEAR (2)    SHARE        DATE           5%            10%
-------------------------  -----------  ----------------  ---------   ----------  ------------   -------------

Michael J. Barrist.....      85,414            33.3%        $24.84     7/28/2014     1,334,316     3,381,417
Stephen W. Elliott.....      11,436             4.5%        $24.84     7/28/2014       178,650       452,735
Joshua Gindin, Esq.....      11,614             4.5%        $24.84     7/28/2014       181,431       459,782
Steven Leckerman.......      27,642            10.8%        $24.84     7/28/2014       431,816     1,094,307
Steven L. Winokur......      27,921            10.9%        $24.84     7/28/2014       436,175     1,105,352

_______________________

(1) Represents the difference between the market value of the Common Stock for which the option may be exercised, assuming that the market value of the Common Stock on the date of grant appreciates in value to the end of the ten-year option term at annualized rates of 5% and 10%, respectively, and the exercise price of the option. The rates of appreciation used in this table are prescribed by regulation of the SEC and are not intended to forecast future appreciation of the market value of the Common Stock.

(2) The annual grant to non-executive employees for services provided to NCO in 2004 did not occur until January 2005.

AGGREGATED OPTION EXERCISES IN 2004 AND 2004 YEAR-END OPTION VALUES

         The following table sets forth certain information concerning stock options exercised during 2004 by each of the executive officers of the Company named in the Summary Compensation Table and the number of unexercised options and the value of unexercised options at December 31, 2004 held by each of the executive officers of the Company named in the Summary Compensation Table.

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                   OPTIONS AT            IN-THE-MONEY OPTIONS AT
                         SHARES ACQUIRED                       DECEMBER 31, 2004          DECEMBER 31, 2004 (1)
          NAME             ON EXERCISE    VALUE REALIZED   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
------------------------ --------------- ---------------- --------------------------- -----------------------------
Michael J. Barrist ..           -                    -       556,583 / 158,112 (2)        $1,774,458 / $646,458
Stephen W. Elliott...           -                    -          201,667 / 34,769           $644,453 / $212,648
Joshua Gindin, Esq. .         56,518          $289,793        184,526 / 38,566 (2)         $491,393 / $241,743
Stephen Leckerman....         39,999          $224,130          156,667 / 50,976           $299,969 / $229,024
Steven L. Winokur ...         92,900          $447,477        241,093 / 54,874 (2)         $625,638 / $258,221

________________________

(1) Represents the difference between $25.85, the last sale price of the Common Stock on December 31, 2004, as reported on the Nasdaq National Market, and the exercise price of in-the-money options, multiplied by the number of exercisable or unexercisable options held, as applicable.

(2) As result of the Company's acquisition of the minority interest of NCO Portfolio on March 26, 2004, each option to purchase shares of NCO Portfolio common stock held by Messrs. Barrist, Gindin and Winokur was converted into an option to purchase shares of the Company's Common Stock, and the number of shares subject to the option and the exercise price were adjusted based upon the merger exchange ratio of 0.36187 shares of Company Common Stock for each share of NCO Portfolio common stock.

EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements with each of Messrs. Barrist, Elliott, Gindin, Leckerman and Winokur. The term of the agreements with Messrs. Barrist, Gindin and Winokur ends on June 30, 2006, the term of the agreement with Mr. Elliott ends on January 31, 2007 and the term of the agreement with Mr. Leckerman ended on November 21, 2004, subject, in each case, to any early termination provisions set forth in the agreements. The salaries and bonuses payable under these agreements are described above in "Compensation Committee Report."

         The agreements for Messrs. Barrist, Gindin and Winokur provide that, in the event of their death or the termination of their employment by the Company other than for cause, as defined in the agreements, the Company shall continue to pay the employee's full compensation, including bonuses, for the balance of the term. The agreements for Messrs. Elliott and Leckerman provide that if the Company terminates their employment without cause, they will continue to be paid their base salary through the balance of the term and a prorated portion of their bonus through the date of termination. In addition to a non-disclosure covenant, each employment agreement also contains a non-competition covenant.

EXECUTIVE SALARY CONTINUATION PLAN

         The Company has adopted an Executive Salary Continuation Plan that provides beneficiaries of designated participants with a salary continuation benefit in the event of the participant's death while employed by the Company. Participants are selected by the Board of Directors of the Company. The salary continuation payments range from a payment of $30,000 per year for 10 years after the death of the participant to a payment of 50% to 100% of a participant's salary and bonus, subject to a maximum of $400,000 per year, for five years after the death of the participant. The Company maintains insurance on the lives of the participants to satisfy its obligations under the Plan. Each of Messrs. Barrist, Elliott, Gindin, Leckerman and Winokur is a participant in this Plan and their respective beneficiaries will be entitled to receive 100% salary and bonus continuation payments for five years in the event of their death.

STOCK OPTION PLANS

         The Company's stock option plans, sometimes referred to as the Plans, consist of the Stock Option Plan (the "1995 Plan"), the 1996 Stock Option Plan (the "1996 Plan"), the 1996 Non-Employee Director Stock Option Plan (the "Director Plan"), the JDR Holdings, Inc. 1997 Stock Option Plan (the "JDR Plan"), the Compass Employee Incentive Compensation Plan (the "Compass Plan"), the NCO Portfolio 2000 Stock Option Plan (the "NCO Portfolio Plan") and the RMH Teleservices, Inc. Amended and Restated 1996 Stock Incentive Plan (the "RMH Plan"). The purpose of the Plans is to attract and retain employees, non-employee directors, and independent consultants and contractors and to provide additional incentive to them by encouraging them to invest in the Company's Common Stock and acquire an increased personal interest in the Company's business. Payment of the exercise price for options granted under the Plans may be made in cash, shares of Common Stock or a combination of both. All options granted pursuant to the Plans are exercisable in accordance with a vesting schedule which is set at the time of the issuance of the option.

         1995 PLAN AND 1996 PLAN. All officers, directors, key employees, independent contractors and independent consultants of the Company or any of its current or future parents or subsidiaries were eligible to receive options under the 1995 Plan and the 1996 Plan. These Plans are administered by the Compensation Committee of the Board of Directors or, at the option of the Board of Directors, the Board of Directors may administer these Plans. The Compensation Committee selected the optionees and determined the nature of the option granted, the number of shares subject to each option, the option vesting schedule and other terms and conditions of each option. The Board of Directors may modify or supplement these Plans and outstanding options and may suspend or terminate these Plans, provided that such action may not adversely affect outstanding options.

         As of December 31, 2004, there were options to purchase 3,437,557 shares of Common Stock outstanding under the 1996 Plan and options to purchase 16,630 shares of Common Stock outstanding under the 1995 Plan. The Company may not grant any additional options under either the 1996 Plan or the 1995 Plan. Options granted under these Plans could have been incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options not intended to so qualify, except that incentive stock options could only be granted to employees.

         DIRECTOR PLAN. All non-employee directors automatically receive options under the Director Plan. The Director Plan is administered by the Board of Directors of the Company, including non-employee directors, who may modify, amend, suspend or terminate the plan, other than the number of shares with respect to which options are to be granted, the option exercise price, the class of persons eligible to participate, or options previously granted.

         The Company is authorized to issue 150,000 shares of Common Stock upon the exercise of options under the Director Plan. Options granted under the Director Plan are not incentive stock options under Section 422 of the Code. Each person who is first elected or appointed to serve as a non-employee director of the Company automatically is granted an option to purchase 15,000 shares of Common Stock and automatically is granted an option to purchase 3,000 shares of Common Stock at each annual meeting of shareholders thereafter provided that such person is re-elected or continues as a non-employee director. As of December 31, 2004, there were options to purchase 15,000 shares of Common Stock outstanding under the Director Plan. Upon the exhaustion of shares available under the Director Plan, the Company will issue the same number of options under the 2004 Plan to non-employee directors as described above.

         JDR, COMPASS, NCO PORTFOLIO AND RMH PLANS. In connection with the acquisition of JDR Holdings, Inc. in March 1999, Compass International Services Corporation in August 1999, NCO Portfolio in March 2004 and RMH in April 2004, the Company assumed the JDR Plan, the Compass Plan, the NCO Portfolio Plan and the RMH Plan and outstanding stock options under those plans. As of December 31, 2004 there were outstanding stock options to purchase a total of 5,516, 103,480, 110,156 and 39,223 shares of NCO Common Stock under the JDR Plan, the Compass Plan, the NCO Portfolio Plan and the RMH Plan, respectively. No additional options may be granted under the JDR Plan, the Compass Plan, the NCO Portfolio Plan or the RMH Plan.

EQUITY INCENTIVE PLAN

         The Company has a 2004 Equity Incentive Plan (the "2004 Plan"). The purposes of the 2004 Plan are to attract and promote the long-term retention of key employees, directors and certain other persons who are in a position to make significant contributions to the success of the Company, to reward these employees, directors and other persons for their contributions, to provide additional incentive to such employees, directors and other persons to continue making similar contributions and to further align the interests of these employees, directors and other persons with those of the Company's shareholders.

         To achieve these purposes, the 2004 Plan permits grants of incentive stock options, options not intended to qualify as incentive stock options, stock appreciation rights, restricted and unrestricted stock awards, restricted stock units, deferred stock units, performance awards, supplemental cash awards and combinations of the foregoing. The maximum total number of shares for which awards may be granted under the plan is 2,000,000 shares of Common Stock, subject to appropriate adjustment in a manner determined by the Board of Directors to reflect changes in our capitalization.

         The 2004 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines the type of awards to be granted under the 2004 Plan; selects award recipients and determines the extent of their participation; determines the method or formula for establishing the fair market value of the Common Stock for various purposes under the 2004 Plan; and establishes all other terms, conditions, restrictions and limitations applicable to awards and the shares of Common Stock issued pursuant to awards, including, but not limited to, those relating to a participant's retirement, death, disability, leave of absence or termination of employment. The Compensation Committee may accelerate or defer the vesting or payment of awards, cancel or modify outstanding awards, waive any conditions or restrictions imposed with respect to awards or the Common Stock issued pursuant to awards and make any and all other interpretations and determinations which it deems necessary with respect to the administration of the 2004 Plan, other than a reduction of the exercise price of an option after the grant date and subject to the provisions of Section 162(m) of the Internal Revenue Code with respect to "Covered Employees."

         In addition, the Compensation Committee may select a class of award recipients and the extent of their participation and direct an appropriate officer of the Company to determine the individual participants and amount and nature of the Award to be issued to such participants, subject to criteria, limitations and instructions set by Compensation Committee.

         As of December 31, 2004, 174,765 restricted stock units and options to purchase 211,119 shares of common stock were outstanding under the 2004 Plan. Accordingly, as of December 31, 2004, the total number of additional shares for which awards could be granted under the 2004 Plan was 1,614,116 shares of Common Stock.

                            STOCK PERFORMANCE GRAPHS

COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURNS SINCE INITIAL PUBLIC OFFERING

         The following graph shows a comparison of the cumulative total return for the Company's Common Stock, the Nasdaq Stock Market and the S&P Midcap 400 Index, assuming an investment of $100 on November 13, 1996, the date of the Company's initial public offering, and the reinvestment of all dividends.

         The Company believes that there does not exist a representative industry peer group of companies with a similar business segment profile. SEC regulations provide that companies may use a base other than industry or line of business for determining its peer group index, such as an index of companies with similar market capitalization. Accordingly, the Company has selected the S&P Midcap 400 as a representative peer group.

         The beginning and end data points used for the performance graph are listed below.

                            [GRAPHIC OMITTED: Chart]

    PERFORMANCE GRAPH
       DATA POINTS         11/13/96  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00  12/31/01  12/31/02  12/31/03  12/31/04
-------------------------  --------  --------  --------  --------  --------  --------  --------  --------  --------  --------
NCO Group, Inc...........    100       130       297       519       348       350       264       184       262       298
Nasdaq Composite.........    100       102       125       174       323       196       155       106       159       173
S&P Midcap 400...........    100       102       133       156       177       206       203       171       230       264

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURNS

         The following graph shows a comparison of the cumulative total return for the Company's Common Stock, the Nasdaq Stock Market and the S&P Midcap 400 Index, assuming an investment of $100 on December 31, 1999, and the reinvestment of all dividends.

         The beginning and end data points used for the performance graph are listed below.

                            [GRAPHIC OMITTED; Chart]

 PERFORMANCE GRAPH
    DATA POINTS            12/31/99     12/31/00     12/31/01      12/31/02     12/31/03     12/31/04
------------------------   --------     --------     --------      --------     --------     --------
NCO Group, Inc.......         100          101          76            53           75           86
Nasdaq Composite.....         100          61           48            33           49           53
S&P Midcap 400.......         100          116          114           97           130          149


                              CERTAIN TRANSACTIONS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         In 2004, the Compensation Committee consisted of Messrs. Dunkelberg, Siegel and Wise. No person who served as a member of the Compensation Committee during 2004 was a current or former officer or employee of the Company or, except as described below, engaged in certain transactions with the Company required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee "interlocks" during 2004, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

NCO PORTFOLIO MANAGEMENT, INC.

         On March 26, 2004, the Company acquired the minority interest of NCO Portfolio in a merger transaction and NCO Portfolio became a wholly owned subsidiary of the Company. The Company owned approximately 63.3 percent of the outstanding stock of NCO Portfolio prior to the merger and pursuant to the merger acquired all NCO Portfolio shares that it did not own in exchange for 1.8 million shares of NCO common stock valued at $39.8 million. The value of the stock issued was based on the average closing price of the Company's common stock for the period beginning two days before and ending two days after the announcement of the merger on December 15, 2003.

         Michael J. Barrist, the Company's Chairman, President and Chief Executive Officer, also served as Chairman, President and Chief Executive Officer of NCO Portfolio. Joshua Gindin, the Company's Executive Vice President and General Counsel, also served as Executive Vice President and General Counsel of NCO Portfolio and Steven L. Winokur, the Company's Executive Vice President, Chief Financial Officer and Chief Operating Officer - Shared Services, also served as an employee of NCO Portfolio. Prior to the merger, Mr. Barrist beneficially owned 382,217 shares of NCO Portfolio common stock and held options to purchase 150,000 shares of NCO Portfolio common stock at prices ranging from $6.46 - $7.00 per share, Mr. Gindin held options to purchase 105,000 shares of NCO Portfolio common stock at prices ranging from $6.46 - $7.00 per share and Mr. Winokur held options to purchase 105,000 shares of NCO Portfolio common stock at prices ranging from $6.46 - $7.00 per share. In connection with the merger, (i) each share of NCO Portfolio common stock was converted into 0.36187 shares of Company common stock; and (ii) each option to purchase shares of NCO Portfolio common stock was converted into an option to purchase shares of the Company's Common Stock, and the number of shares subject to the option and the exercise price were adjusted based upon the merger exchange ratio of 0.36187 shares of Company Common Stock for each share of NCO Portfolio common stock.

USE OF AIRPLANE

         Prior to March 2004, the Company used an airplane that was partly owned by Michael J. Barrist. The Company reimbursed Mr. Barrist for the use of the plane based on a per-hour rate. The per-hour rate consisted of actual operating costs plus the hourly cost equivalent for the monthly management fee, interest and depreciation. The Company paid costs for its use of the airplane equal to $209,000 during 2004.

         In February 2004, the Company took an assignment of rights held by Mr. Barrist under a deposit agreement and a related maintenance agreement to purchase an interest in a new airplane. The Company believed that the assignment of the deposit agreement and maintenance agreement allowed it to purchase the interest in the new airplane, and receive maintenance, at prices less than it would otherwise have been able to obtain if it entered into new agreements with the manufacturer. Upon purchasing the interest in the new airplane in March 2004, the prior arrangement with Mr. Barrist concerning the Company's use of his airplane was terminated. During 2004, Mr. Barrist reimbursed the Company $119,700 for his personal use of the aircraft. Amounts reimbursable by Mr. Barrist were based on the Company's actual operating costs plus the hourly cost equivalent for the monthly management fee, interest and depreciation. In 2005, as part of his compensation, Mr. Barrist will be able to use, for personal use, 25 hours per year of the aircraft. Mr. Barrist will continue to reimburse the Company for any personal use of the aircraft in excess of 25 hours per year.

TRANSACTIONS WITH PSC

         Eric S. Siegel is a director of PSC Info Group ("PSC"), a provider of outsourced mail services and related document management services. Mr. Siegel also owns less than 1% of the outstanding common stock of PSC and provides nonoperational consulting services to PSC. The Company paid PSC a total of $30.3 million for producing and mailing collection letters in 2004, which the Company believes was comparable to or less than other mail outsourcing companies would charge for similar volumes of business. Mr. Siegel has not been, and will not be involved in the negotiation or the administration of the Company's contract with PSC.

                                   PROPOSAL 2

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          REGISTERED PUBLIC ACCOUNTANTS

         NCO's independent registered public accountants for the fiscal year ended December 31, 2004 was the firm of E&Y. The Audit Committee of the Board of Directors has appointed E&Y to serve as NCO's independent registered public accountants for the year ending December 31, 2005. Shareholders will be asked to ratify this appointment. Although action by the shareholders on this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification of the appointment of independent registered public accountants to provide a forum for shareholders to express their views with regard to the Audit Committee's appointment. If the shareholders do not ratify the appointment of E&Y, the selection of independent registered public accountants may be reconsidered by the Audit Committee; provided however, the Audit Committee retains the right to continue to engage E&Y. Notwithstanding the ratification of E&Y as the Company's independent registered public accountants for the year ending December 31, 2005, the Audit Committee retains the right to replace E&Y at any time without shareholder approval. A representative of E&Y is expected to be present at the Meeting and to be available to respond to appropriate questions. The representative will have the opportunity to make a statement if he or she so desires.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FEES AND SERVICES

         The aggregate fees for professional services rendered to the Company and NCO Portfolio by E&Y as of or for fiscal 2004 and 2003 were as follows:

       SERVICES RENDERED (1)         FISCAL 2004           FISCAL 2003
----------------------------------  ------------  ------------------------------
                                         NCO         NCO           NCO Portfolio
                                         ---         ---           -------------
Audit Fees......................     $ 2,505,000  $ 505,000          $ 295,000
Audit-Related Fees..............     $   280,000  $ 565,000          $ 100,000
Tax Fees........................     $   385,000  $ 435,000           $ 90,000
All Other Fees..................              --         --                 --

____________________________

(1) The aggregate fees included in Audit Fees are fees billed for the fiscal years. The aggregate fees included in each of the other categories are fees billed in the fiscal years.


         AUDIT FEES. The audit fees for fiscal 2004 and 2003 include fees for professional services rendered for the audits of the Company's consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that generally only the independent registered public accountant can reasonably provide, such as comfort letters, statutory audits, consents and assistance with and review of documents filed with the SEC. For fiscal 2004, audit fees also included fees for attestation services related to the Company's internal controls over financial reporting for compliance with Section 404 of the Sarbanes Oxley Act of 2002.

         AUDIT-RELATED FEES. The audit-related fees for fiscal 2004 and 2003 include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." These services include Sarbanes Oxley internal control project work, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

         TAX FEES. Tax fees for fiscal 2004 and 2003 include fees for services related to tax compliance, and tax planning and advice including tax assistance with tax audits. These services include assistance regarding federal and state tax compliance and advice, review of tax returns, and federal and state tax planning.

         The Audit Committee has considered and determined that the services provided by E&Y are compatible with E&Y maintaining its independence.

         The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by E&Y. The policy provides for pre-approval by the Audit Committee, or the Chairman of the Audit Committee, of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before E&Y is engaged to perform it. The Audit Committee pre-approved all of the audit and non-audit services provided to the Company by E&Y in fiscal years 2004 and 2003.

         The Board of Directors recommends that you vote "FOR" approval of Proposal 2.

                              SHAREHOLDER PROPOSALS

         Under the Company's bylaws, shareholder proposals with respect to the 2006 annual meeting of shareholders, including nominations for directors, which have not been previously approved by the Board of Directors must be submitted to the Secretary of the Company not later than December 19, 2005. Any such proposals must be in writing and sent either by personal delivery, nationally-recognized express mail or United States mail, postage prepaid to NCO Group, Inc., 507 Prudential Road, Horsham, PA 19044, Attention: Joshua Gindin, Esq., Corporate Secretary. Each nomination or proposal must include the information required by the bylaws. All late or nonconforming nominations and proposals will be rejected.

         Shareholder proposals for the 2006 annual meeting of shareholders must be submitted to the Company by December 19, 2005 to receive consideration for inclusion in the Company's proxy statement relating to the 2006 annual meeting of shareholders. Any such proposal must also comply with SEC proxy rules, including SEC Rule 14a-8.

         In addition, shareholders are notified that the deadline for providing the Company timely notice of any shareholder proposal submitted outside of the Rule 14a-8 process for consideration at the Company's 2006 annual meeting of shareholders is December 19, 2005. As to all such matters which the Company does not have notice on or prior to December 19, 2005, discretionary authority shall be granted to the persons designated in the Company's proxy related to the 2006 annual meeting of shareholders to vote on such proposal.

                   ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

         This Proxy Statement is accompanied by the Company's Annual Report to Shareholders for 2004, which contains the Company's Annual Report on Form 10-K for 2004. The Annual Report is not a part of the proxy solicitation materials.

         The Company's website is www.ncogroup.com. The Company makes available, free of charge, on its website, its Annual Report on Form 10-K, including all amendments thereto, if any. In addition, the Company will provide additional paper or electronic copies of its Annual Report on Form 10-K for 2004, as filed with the SEC, without charge except for exhibits to the report. Requests should be directed to:

                      NCO Group, Inc.
                      507 Prudential Road
                      Horsham, PA 19044
                      Attention: Investor Relations

         The information on the website listed above, is not and should not be considered part of this Proxy Statement and is not incorporated by reference in this document. This website is and is only intended to be an inactive textual reference.

                                  HOUSEHOLDING

         In order to reduce printing costs and postage fees, the Company has adopted the process called "householding" for mailing its annual report and proxy statement to "street name holders," which refers to shareholders whose shares are held in a stock brokerage account or by a bank or other nominee. This means that street name holders who share the same last name and address will receive only one copy of the Company's annual report and proxy statement, unless the Company receives contrary instructions from a street name holder at that address. The Company will continue to mail a proxy card to each shareholder of record.

         If you prefer to receive multiple copies of the Company's proxy statement and annual report at the same address, you may obtain additional copies by writing to NCO Group, Inc., Investor Relations, 507 Prudential Road Horsham, Pennsylvania 19044 or by calling (215) 441-3000. Eligible shareholders of record receiving multiple copies of the annual report and proxy statement can request householding by contacting the Company in the same manner.

                                  OTHER MATTERS

         The Company is not presently aware of any matters (other than procedural matters) that will be brought before the Meeting which are not reflected in the attached Notice of the Meeting. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (i) matters which the Company did not receive notice by December 21, 2004 were to be presented at the Meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the Meeting. In connection with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.


                                           By Order of the Board of Directors
                                           /s/ MICHAEL J. BARRIST
                                           MICHAEL J. BARRIST
                                           Chairman of the Board,
                                           President and Chief Executive Officer

Horsham, Pennsylvania
April 15, 2005

                                   Appendix A

                                      PROXY

                                 NCO GROUP, INC.

                  ANNUAL MEETING OF SHAREHOLDERS - MAY 16, 2005

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                               OF NCO GROUP, INC.

         The undersigned hereby constitutes and appoints Steven Leckerman and Steven L. Winokur, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Shareholders of NCO Group, Inc. (the "Company") to be held on the 16th day of May, 2005, and at any postponement or adjournment thereof, and to vote all of the shares of the Company which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present.

         BOTH PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------
         Address Change (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
.................................................................................
                              FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED, THE PROXY AGENTS INTEND TO VOTE FOR THE ELECTION OF ALL THE NOMINEES LISTED IN PROPOSAL 1 AND FOR APPROVAL OF PROPOSAL 2.
                                                       Please           [_]
                                                       Mark here
                                                       for Address
                                                       Change
                                                       SEE REVERSE SIDE


PROPOSAL 1. The election of 01 Ronald J. Naples and 02 Eric S. Siegel as Class III directors of the Company to hold office for a term of three years and until each of their respective successors is duly elected and qualified.

         FOR all nominees listed            To WITHHOLD AUTHORITY
         above (except as marked to         to vote for all nominees,
         the contrary), check this box:     check this box:

                   [_]                               [_]

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW:

--------------------------------------------------------------------------------

PROPOSAL 2. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2005, as more fully described in the accompanying Proxy Statement.

                  FOR         AGAINST         ABSTAIN
                  [_]           [_]             [_]

PROPOSAL 3. To transact such business as may properly come before the Annual Meeting.

The undersigned hereby acknowledges receipt of the Company's 2004 Annual Report to Shareholders, Notice of the Company's 2005 Annual Meeting of Shareholders and the Proxy Statement relating thereto.

Dated:____________________________, 2005

______________________________________
              Signature

______________________________________
      Signature if held jointly

Please sign your name exactly as it appears on your stock certificate(s), indicating any official position or representative capacity. If shares are registered in more than one name, all owners should sign.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

.................................................................................
                              FOLD AND DETACH HERE